Exhibit 99.1

Perception Capital Corp. IV Receives Notice of Filing Delinquency from the New York Stock Exchange

MINNEAPOLIS, MN, Aug. 27, 2024 (GLOBE NEWSWIRE) -- Perception Capital Corp. IV (NYSE: RCFA), a special purpose acquisition corporation, received written notice on August 21, 2024 from the New York Stock Exchange (NYSE) that, because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Report”) with the Securities and Exchange Commission (“SEC”), the Company is not in compliance with the continued listing requirements under Section 802.01E of the NYSE Listed Company Manual (Section 802.01E), which requires NYSE-listed companies to timely file all periodic reports with the SEC.

The Company’s noncompliance with Section 802.01E has no immediate effect on the listing of the company’s securities on the NYSE. Perception Capital Corp. IV plans to avail itself of the process provided by the NYSE to regain compliance. The company is working diligently to file the Report as soon as possible.

As previously reported by the Company in its Current Report on Form 8-K dated August 26, 2024, the Company determined that there was an error in its financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2023 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. The Company plans to file an amendment to its Form 10-K and plans to restate the quarterly period in the Form 10-Q to be filed for the quarter ended June 30, 2024, both of which the Company will file as soon as possible.

About Perception Capital Corp. IV

Perception Capital Corp. IV is a special purpose acquisition corporation.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding Perception’s intent to submit its late filing as soon as possible. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Contact

Perception Capital Corp. IV

Rick Gaenzle

Chief Executive Officer

investors@perceptioncapitalpartners.com